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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________
                                    FORM 8-K


                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURTIES AND EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 15, 2005


                               AMISTAR CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

          CALIFORNIA                                             95-2747332
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                     0-13403
                                   (Commission
                                  file number)


                                237 VIA VERA CRUZ
                            SAN MARCOS, CA 92078-2698
                    (Address of principal executive offices)

                            AREA CODE (760) 471-1700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))



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ITEM 3.01 NOTICE OF DELISTING FOR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD; TRANSFER OF LISTING.

On August 15, 2005, Amistar Corporation (the `Company") received a letter from The Nasdaq Stock Market Listing Qualifications Department informing the Company that it is reviewing the Company's eligibility for continued listing on the Nasdaq Small Cap Market because of the Company's failure to comply with Rule 4310(c)(2)(B). Rule 4310(c)(2)(B) requires the Company to have (i) a minimum of $2,500,000 in stockholders equity, (ii) $35,000,000 market value of listed securities, or (iii) $500,000 of net income from continuing operations for the most recently completed year or two of the three most recently completed fiscal years.

The Company has been asked to provide a specific plan to achieve and sustain compliance with the Nasdaq Small Cap Market listing requirements, including the time frame for completion by August 30, 2005. The Company is currently considering its options. In the event the Company is unable to deliver a plan acceptable to Nasdaq, the Company expects to receive notification that its securities will be delisted.



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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 19, 2005                         Amistar Corporation


                                              By: /s/ Gregory D. Leiser
                                                  ------------------------------
                                                  Gregory D. Leiser
                                                  Vice President Finance and
                                                  Chief Financial Officer